Exhibit 99.3

Morra, Brezner, Steinberg &

Tenenbaum Entertainment, Inc.

StepTeco, Inc.

Focus Enterprises, Inc.

Combined Financial Statements as of June 30, 2005 and for the Six Months Ended

June 30, 2005 and 2004 (Unaudited)

MORRA, BREZNER, STEINBERG &

TENENBAUM ENTERTAINMENT, INC.

STEPTECO, INC.

FOCUS ENTERPRISES, INC.

COMBINED BALANCE SHEET

JUNE 30, 2005 (UNAUDITED)

ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$1,675,094
Marketable securities	—
Fees receivable-net of allowances of $756,406	569,149
Prepaid expenses	93,524
Loans receivable	8,929

Total current assets	2,346,696

PROPERTY AND EQUIPMENT-Net	44,644

OTHER ASSETS-Net	113,128

TOTAL	$2,504,468

LIABILITIES AND SHAREHOLDERS’ EQUITY:

CURRENT LIABILITIES:
Accounts payable	$114,201
Accrued expenses	1,733,767
Deferred revenue	200,000
Deferred income taxes	10,940

Total current liabilities	2,058,908

COMMITMENTS (Note 4)

SHAREHOLDERS’ EQUITY:
Common stock (Note 8)	33,020
Retained earnings	412,540
Accumulated other comprehensive income	—

Total shareholders’ equity	445,560

TOTAL	$2,504,468

See notes to combined financial statements.

MORRA, BREZNER, STEINBERG &

TENENBAUM ENTERTAINMENT, INC.

STEPTECO, INC.

FOCUS ENTERPRISES, INC.

COMBINED STATEMENTS OF INCOME (LOSS) FOR

THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

(UNAUDITED)

	June 30,
	2005	2004

REVENUE	$3,487,231	$1,769,505

OPERATING COSTS AND EXPENSES:
Salaries and benefits	2,996,930	998,067
Consulting fees and commissions	118,820	200,157
General and administrative	935,594	821,843

Total operating costs and expenses	4,051,344	2,020,067

OPERATING LOSS	(564,113)	(250,562)

OTHER INCOME (EXPENSE)	97,094	(287)

LOSS BEFORE PROVISION
FOR INCOME TAXES	(467,019)	(250,849)

PROVISION FOR INCOME TAXES	4,400	5,600

NET LOSS	$(471,419)	$(256,449)

See notes to combined financial statements.

MORRA, BREZNER, STEINBERG &

TENENBAUM ENTERTAINMENT, INC.

STEPTECO, INC.

FOCUS ENTERPRISES, INC.

COMBINED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)

	June 30,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(471,419)	$(256,449)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation	32,074	25,889
Increase (decrease) in cash surrender value of officers life insurance	1,395	(461)
Gain on sale of property and equipment	(14,000)	(100)
Gain on sale of marketable securities	(75,408)	—
Changes in operating assets and liabilities:
Fees receivable, net	282,914	291,314
Deferred revenue	200,000	—
Prepaid expenses	(66,489)	—
Accounts payable	44,454	(37,144)
Accrued expenses	1,532,000	161,947

Net cash provided by operating activities	1,465,521	184,996

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(7,467)	(18,334)
Proceeds on sale of property and equipment	14,000	100
Proceeds on sale of marketable securities	131,626	—
Loans receivable	24,841	(31,574)
Other assets	(10,349)	923

Net cash provided by (used in) investing activities	152,651	(48,685)

NET INCREASE IN CASH	1,618,172	136,311

CASH AND CASH EQUIVALENTS-Beginning of period	56,922	17,191

CASH AND CASH EQUIVALENTS-End of period	$1,675,094	$153,502

Supplemental cash flow data:
Cash paid during the period for:
Income taxes	$4,400	$5,600

MORRA, BREZNER, STEINBERG &

TENENBAUM ENTERTAINMENT, INC.

STEPTECO, INC.

FOCUS ENTERPRISES, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

SIX MONTHS ENDED JUNE 30, 2005 AND 2004 (UNAUDITED)

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Combination- The combined financial statements include the accounts of Morra, Brezner, Steinberg & Tenenbaum Entertainment, Inc. (“MBST”), StepTeco, Inc. and Focus Enterprises, Inc. (“Focus Enterprises”)(collectively, the “Group”), all of which are under common management.  All significant intercompany accounts and transactions have been eliminated in combination.

Organization and Nature of Business- The Group provides personal management services to individuals in the entertainment industry and produces motion pictures and television programming for third parties.  Fees for personal management services are typically based upon a fixed monthly rate or a percentage of the related individuals’ earnings.  The individuals’ earnings may include contingent payments based on the financial results of a film or entertainment property pursuant to contractual formulas (“Participations”) and may include contingent amounts due under provisions of collective bargaining agreements (“Residuals”).  Fees for motion picture production are typically a fixed amount and may include Participations and Residuals.

MBST was organized in February, 1989 as a California corporation.  Focus Enterprises was organized in December, 1986 as a California corporation.  The shareholders of MBST are also the shareholders of Focus Enterprises.  StepTeco, Inc. was formed in January, 1991 also as a California corporation.  The sole shareholder of StepTeco, Inc. is a shareholder of MBST and Focus Enterprises.  The Group is subject to common management.

Revenue Recognition- The Group recognizes revenue from management and production services at the time the services are provided.  Revenue from the individuals’ Participations and Residuals are recognized at the time such amounts can be reasonably determined, which is generally upon receipt of a statement from a third party.

Cash and Cash Equivalents- The Group considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment- Property and equipment is recorded at cost.  Depreciation and amortization are provided for using the straight-line method over the estimated useful lives of the related assets which range from 5 to 7 years.  Leasehold improvements are amortized over the lesser of the related lease term or the estimated useful life of the related asset.  Repairs and maintenance are charged to expense as incurred.

Impairment of Long-Lived Assets- Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

Income Taxes- The Group accounts for its income taxes using SFAS No. 109, Accounting for Income Taxes.  Under SFAS 109, deferred income taxes arise from temporary differences between the financial statement and income tax bases of assets and liabilities.

MBST is an S-corporation for federal and state income tax reporting purposes.  Accordingly, MBST is assessed no federal income tax on net earnings as all federal taxable income, if any, is the responsibility of the shareholders.  Under the California statutory rules, MBST is assessed franchise tax at a reduced corporate rate.

StepTeco, Inc. and Focus Enterprises, Inc. are C-Corporations and are subject to federal and state income taxes at statutory rates.

Income tax expense is based on pretax financial accounting income.  Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Comprehensive Income- The Group’s comprehensive income is comprised of unrealized gains and losses on available-for-sale investments, net of related income taxes.  Accumulated other comprehensive income is reflected in the combined statement of shareholders’ equity.

Use of Estimates- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and disclosure of contingent assets and liabilities at the date of the financial statements.  Actual amounts could differ form those estimates.

Concentration of Credit Risk- The Group’s cash and cash equivalents are maintained with major financial institutions in the United States.  Deposits with these banks may at times exceed the insured amounts provided on such deposits.  Generally, these deposits may be redeemed upon demand and, therefore, bear minimal risk.

Fees receivable are derived primarily from services provided to successful entertainers.  The Group performs ongoing credit evaluation of its clients financial condition and limits the amount of credit extended when deemed necessary but generally requires no collateral.  The Group provided for an estimate of doubtful accounts during the six-months ended June 30, 2005 and 2004 of $62,128 and $27,601, respectively.

During the six months ended June 30, 2005 the Group earned revenues from three of its clients of 37%, 30% and 12%, respectively, of total revenues.  During the six months ended June 30, 2004, the Group earned revenues from four of its clients of 25%, 17%, 16% and 10%, respectively, of total revenues.  Outstanding accounts receivable from one significant client comprised approximately 65% of the Group’s total accounts receivable as of June 30, 2005.

2.       INVESTMENTS

The total fair value of available-for-sale securities was $121,085 at June 30, 2004.  The unrealized holding gain was $27,655, net of income taxes of $421, for the six months ended June 30, 2004.  The Group sold all of its marketable securities for a realized gain of $75,408 during the six months ended June 30, 2005.

3.       PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of June 30, 2005:

Office furniture and fixtures	$356,156
Equipment	222,893
Leasehold improvements	119,669

698,718
Accumulated depreciation and amortization	(654,074)

$44,644

4.       COMMITMENTS AND CONTINGENCIES

The Group conducts its business from offices located in Beverly Hills, California which are leased under a long-term operating lease which expires in December, 2006.  Rent expense for the six months ended June 30, 2005 and 2004 was $151,988 and $209,490, respectively.

At June 30, 2005, the aggregate future minimum lease payments due under the non-cancelable operating lease were as follows:

2005	$125,456
2006	250,912

Total minimum payments	$376,368

5.       INCOME TAXES

The provision for income taxes consists of the following for the six months ended June 30:

	2005	2004
Current:
State	$4,400	$5,600

Total income tax provision	$4,400	$5,600

Components of deferred taxes consist of the following at June 30, 2005:

Deferred tax liabilities:
Cash versus accrual basis of reporting	$10,940

$10,940

The effective income tax rate differs from the federal statutory rate primarily due to the fact that  MBST is an S-corporation which does not pay federal taxes and pays California state taxes at 1.5%.

6.       OTHER ASSETS

Other assets consist of the following as of June 30, 2005:

Cash surrender value of officers’ life insurance	$79,793
Lease deposits	22,987
Other assets	10,548
$113,328

7.       LINE OF CREDIT

MBST has entered into a revolving credit agreement (“Credit Agreement”) with a bank which provides for borrowing of up to $1,000,000 with interest at the prime rate plus 1 percent.  As of June 30, 2004, the prime rate was 4.25 percent.  The Credit Agreement was terminated by the Group on June 8, 2005.

8.       SHAREHOLDERS’ EQUITY

Common stock is comprised of the following at June 30, 2005:

Morra, Brezner, Steinberg & Tenenbaum Entertainment, Inc. no par value, 1,000 shares authorized, 360 shares outstanding	$1,320

StepTeco, Inc., no par value, 100,000 shares, authorized, 250 shares outstanding	12,500

Focus Enterprises, Inc., no par value, 1,000 shares, authorized, 75 shares outstanding	19,200

Total	$33,020

9.       EMPLOYEE BENEFIT PLANS

MBST and Focus Enterprises jointly have a defined contribution profit sharing plan (the “Plan”) with 401(k) employee salary reduction contribution provisions covering substantially all employees over 21 years of age who have met the required service provisions of the Plan.  Group contributions to the Plan amounted to $42,479 and $60,572 for the six months ended June 30, 2005 and 2004, respectively, and are made at the discretion of the Board of Directors.

10.     SUBSEQUENT EVENT

In August 2005, the Group was acquired by CKX, Inc.